                                 SCHEDULE 14A

                    Information Required in Proxy Statement

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        INTEGRATED CIRCUIT SYSTEMS, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                NOT APPLICABLE
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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

                                   [LOGO] ICS

                         2435 Boulevard of the Generals
                         Norristown, Pennsylvania 19403

                               ----------------

                    Notice of Annual Meeting of Shareholders

                               ----------------

To the Shareholders of Integrated Circuit Systems, Inc.:

   You are cordially invited to attend the Annual Meeting of Shareholders of Integrated Circuit Systems, Inc. (the "Company"), to be held at 10:00 a.m., local time, on October 30, 2001, at the Company's offices located at 2435 Boulevard of the Generals, Norristown, Pennsylvania for the following purposes:

     1. To elect three Class I directors of the Company for a three-year term; and

     2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   Only holders of the Company's Common Stock at the close of business on September 19, 2001 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting. Such shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

   Your vote is important. Even if you plan to attend the Annual Meeting, I urge you to complete, sign and return the enclosed proxy card in the enclosed postage-paid envelope in order to be certain your shares are represented at the meeting. If you decide to attend the meeting and wish to vote in person, you may revoke your proxy by written notice at that time.

                                          By Order of the Board of Directors

                                          /s/Justine F. Lien
                                          Justine F. Lien
                                          Chief Financial Officer and
                                          Corporate Secretary

October 4, 2001

                        INTEGRATED CIRCUIT SYSTEMS, INC.
                         2435 Boulevard of the Generals
                              Norristown, PA 19403

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF SHAREHOLDERS
                         Meeting Date: October 30, 2001

   The Board of Directors of Integrated Circuit Systems, Incorporated, a Pennsylvania corporation (the "Company" or "ICS") is soliciting the enclosed proxy for use at the 2001 Annual Meeting of the Shareholders of the Company to be held on October 30, 2001 at 10:00 a.m. and at any meetings held upon adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The 2001 Annual Meeting will be held at the Company's Norristown facilities located at 2435 Boulevard of the Generals, Norristown, Pennsylvania. This proxy statement and the accompanying proxy card is being sent to you on or about October 4, 2001.

   The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of September 19, 2001 (the "Record Date"), there were approximately 66,719,224 shares of the Company's common stock issued and outstanding. No other voting securities of the Company were outstanding at the Record Date.

   The Company will bear the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations.

                           FREQUENTLY ASKED QUESTIONS

What am I voting on?

   The election of three Class I directors for a three-year term. Management's nominees for such directors are: Mr. Henry I. Boreen, Mr. David Dominik and Mr. Prescott Ashe.

Who is entitled to vote?

   Shareholders as of the close of business on September 19, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the Record Date, including shares:

  .  Held directly in your name as the "shareholder of record"

  .  Held for you in an account with a broker, bank, or other nominee

How do I vote by proxy?

   If you are a shareholder of record, you may vote by proxy by signing and dating each proxy you receive and returning it in the prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf FOR the election of the three nominees for director listed below under Proposal No. 1, and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee, or the officer or agent of a company or partnership), you should indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all the owners.

   You have the right to revoke your proxy any time before the meeting by notifying the Company's Secretary in writing. If you are a shareholder of record, you may also revoke your proxy by voting in person at the meeting.

How do I vote in person?

   If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card, even if you plan to attend the meeting.

How do I vote my shares that are held by my broker?

   If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides for you. Most brokers offer voting by mail, telephone, and Internet.

What does it mean if I receive more than one proxy card?

   It means that you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each card after filling out your voting preferences on each card.

Who will count the votes?

   Representatives of StockTrans, Inc. will tabulate the votes and act as independent inspectors of election. Christina Bastas, of StockTrans, Inc., will act as the judge of election at the Annual Meeting.

What constitutes a quorum?

   A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum for the Annual Meeting. Abstentions and broker non-votes (defined below) are counted for purposes of determining a quorum. (A "broker non-vote" occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the beneficial owners have not instructed the broker on how to vote on such proposals and the broker does not have discretionary authority to vote in the absence of instructions.)

How many votes are needed for approval of each item?

   Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the three nominees receiving the most votes will be elected directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the three Director nominees unless the proxy contains instructions to the contrary. Instructions to withhold authority to vote for one or more of the nominees will result in your shares not being voted in favor of those nominees. As a result, those nominees will receive fewer total votes. However, such action will not reduce the number of votes otherwise received by the nominees.

   For this proposal, abstentions and broker non-votes are not considered votes cast and will therefore have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

   If you have questions about your admittance card, you may call Justine Lien at (630) 610-5300, or send an e-mail message to lien@icst.com.

                       FISCAL YEAR 2001 AUDIT FEE SUMMARY

   During fiscal year 2001, the Company retained its principal auditor, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

 Audit Fees

   Audit fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $148,000.

 Financial Information Systems Design and Implementation Fees

   The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the 2001 fiscal year.

 All Other Fees

   Fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $285,450.

   The Audit Committee has considered the non-audit services rendered to the Company by PricewaterhouseCoopers LLP and believe the rendering of those services is not incompatible with PricewaterhouseCoopers LLP maintaining its independence.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   Our Board of Directors is divided into three classes with staggered three-year terms with each class consisting as nearly as possible of one-third of the total number of directors. The seven member Board of Directors currently consists of three Class I directors, two Class II directors and two Class III directors.

   A single class of directors is elected each year at the annual meeting. Each director elected at each such annual meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election or until his successor has been elected and duly qualified.

   The shareholders are requested to vote for three nominees to serve as directors in Class I whose terms will expire at the 2004 Annual Meeting of Shareholders or until their successors are elected and duly qualified. The three nominees are Henry I. Boreen, David Dominik and Prescott Ashe, and each named nominee has consented to being named in the Proxy Statement as a nominee for election as director and has agreed to serve his term as director if elected.

   A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a Director. The Board of Directors recommends that you vote FOR Messrs. Boreen, Dominik and Ashe, as the Board believes that this would serve the best interests of our Company and its shareholders. If any one or more of such nominees should for any reason become unavailable for election, the Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute. In such event, shares represented by proxies may be voted for a substitute director.

Biographical Information

   The following sets forth brief biographical information for each director and executive officer of Integrated Circuit Systems, Inc. All directors of the Company hold office for their respective terms and until their successors have been elected and qualified.

Name                                  Age Position
----                                  --- --------
Hock E. Tan..........................  50 Chief Executive Officer, President and
                                          Director
Justine F. Lien......................  39 Vice President and Chief Financial
                                          Officer
Lewis C. Eggebrecht..................  57 Vice President and Chief Scientist
Henry I. Boreen......................  74 Director
David Dominik........................  45 Director
Michael A. Krupka....................  36 Director
Prescott Ashe........................  34 Director
John Howard..........................  49 Director
Nam P. Suh, Ph.D.....................  64 Director

   Hock E. Tan began serving as Chief Executive Officer and President after the recapitalization in May 11, 1999. Mr. Tan joined us in August 1994 and was appointed as Senior Vice President and Chief Financial Officer in February 1995. In April 1996, Mr. Tan was appointed to the additional post of Chief Operating Officer. Before joining our company, Mr. Tan was Vice President of Finance of Commodore International, Ltd. from 1992 to 1994. Mr. Tan has served as Managing Director of Pacven Investment, Ltd. from 1988 to 1992 and was Managing Director of Hume Industries (M) Ltd. from 1983 to 1988. His career also includes senior financial positions with PepsiCo, Inc. and General Motors Corporation. Mr. Tan holds an M.B.A. from Harvard Business School and an M.S. in Mechanical Engineering from Massachusetts Institute of Technology. Mr. Tan currently serves as a member of Class III of the Board of Directors, and his current term expires at the annual meeting in 2003.

   Justine F. Lien was appointed Chief Financial Officer after the recapitalization on May 11, 1999 and has been with us since 1993. She has held titles including Director of Finance and Administration and Assistant Treasurer. Prior to joining us, Ms. Lien was employed by Smith Industries in various finance capacities. Ms. Lien holds a B.A. degree in Accounting and Economics from Immaculata College and is a Certified Management Accountant.

   Lewis C. Eggebrecht was appointed Vice President and Chief Scientist in 1998 and possesses over 30 years of experience in the integrated circuit and personal computer industries. Prior to his employment with us, Mr. Eggebrecht was Chief Architect for the Multimedia Products Group at Philips Semiconductor from 1996 to 1998. Mr. Eggebrecht was a senior engineer at S3 in 1996 and was a Vice President and Chief Scientist at our company from 1994 to 1996. Mr. Eggebrecht also held senior engineering positions at Commodore International, Franklin Computer and IBM. Mr. Eggebrecht holds numerous patents and industry awards and has authored over 25 articles for a variety of technical publications. Mr. Eggebrecht holds a B.S.E.E. degree from the Michigan Technological University and has accomplished advanced degree work at the University of Minnesota.

   Henry I. Boreen has been a director since December 1984 and chairman of the board of directors since April 1995. He served as Interim Chief Executive officer from March 1998 through October 1998. Since 1984, Mr. Boreen has been a principal of HIB International. From 1989 to January 1998, Mr. Boreen has also served as chairman of AM Communications, Inc., a manufacturer of telecommunications equipment. Mr. Boreen has over 35 years of experience in the integrated circuits industry and was the founder and chairman of Solid State Scientific, a semiconductor manufacturer. Mr. Boreen currently serves as a member of Class I of the Board of Directors, and is running for re-election. If elected, Mr. Boreen's term will expire at the annual meeting in 2004.

   David Dominik has been a managing director of Golden Gate Capital, a private equity investment firm he co-founded, since 2000. He has also been a special limited partner of Bain Capital, Inc., a private investment firm, since 2000. From 1990 to March 2000, he was a managing director of Bain Capital, Inc. From 1986 to 1990, Mr. Dominik was a general partner of Zero Stage Capital, a venture capital firm focused on early-stage companies, and Assistant to the Chairman of Genzyme Corporation, a biotechnology firm from 1984 to 1986. From 1982 to 1984, he worked as a management consultant at Bain & Company. Mr. Dominik also serves on the Board of Directors of ChipPAC, Inc., DDi Corp., SMTC Corp. and ThermaWave, Inc. Mr. Dominik currently serves as a member of Class I of the Board of Directors, and is running for re-election. If elected, Mr. Dominik's term will expire at the annual meeting in 2004.

   Michael A. Krupka joined Bain Capital in 1991 and has been a Managing Director since 1997. Prior to joining Bain Capital, Mr. Krupka spent several years as a management consultant at Bain & Company where he focused on technology and technology-related companies. In addition, he has served in several senior operating roles at Bain Capital portfolio companies. Mr. Krupka currently serves on the board of directors of US LEC Corp. Mr. Krupka currently serves as a member of Class II of the Board of Directors, and his current term expires at the annual meeting in 2002.

   Prescott Ashe is a managing director and co-founder of Golden Gate Capital. He was a principal at Bain Capital, Inc. from June 1998 until March 2000. He was an associate at Bain Capital, Inc. from 1992 until 1998. Prior to that, he was an analyst at Bain Capital, Inc. and a consultant at Bain & Company. Mr. Ashe also serves as a director of DDi Corp. and SMTC Corporation. Mr. Ashe currently serves as a member of Class I of the Board of Directors, and is running for re-election. If elected, Mr. Ashe's term will expire at the annual meeting in 2004.

   John D. Howard joined Bear Stearns in March of 1997 to develop and build its Merchant Banking business. He is a Senior Managing Director of Bear Stearns and Head of Merchant Banking. Prior to joining Bear Stearns, Mr. Howard founded Gryphon Capital Partners, a private investment firm. From 1990 to 1996, he was co-Chief Executive Officer of Vestar Capital Partners, Inc., and a private investment firm specializing in management buyouts. In addition, Mr. Howard was a Senior Vice President and partner of Wesray Capital Corporation, one of the foremost private equity sponsors and a pioneer of leveraged buyouts, from 1985 to 1990. Formerly, Mr. Howard was a Vice President in the mergers and acquisitions group of Bear Stearns. Mr. Howard currently serves on the Board of Directors of Dyersburg Fabrics, Inc. Mr. Howard currently serves as a member of Class II of the Board of Directors, and his current term expires at the annual meeting in 2002.

   Nam P. Suh, Ph.D. is currently the Head of the Department of Mechanical Engineering and the Director of the Manufacturing Institute at the Massachusetts Institute of Technology (MIT). He has been with the MIT faculty since 1970 and during this time, he was the Founding Director of the MIT Laboratory for Manufacturing and Productivity, Founder and Director of the MIT-Industry Polymer Processing Program, head of the Mechanics and Material Division of the Mechanical Engineering department, and a member of the Engineering Council of MIT. Between 1984 and 1988, he was appointed by President Reagan as Assistant Director for Engineering of the National Science Foundation, for which he received the Foundation's Distinguished Service Award. He has authored over 230 papers, four books, and holds over forty patents.
Dr. Suh holds an S.B. and M.B. from MIT, and has received a Ph.D. from Carnegie Mellon University. Dr. Suh also received three honorary doctorate degrees. Dr. Suh currently serves as a member of Class III of the Board of Directors, and his current term expires at the annual meeting in 2003.

Compensation Committee Interlocks and Insider Participation.

   The Compensation Committee of the Board of Directors was formed in May of 2000 and the current members of the Compensation Committee are John Howard and Michael Krupka. Neither Mr. Howard nor Mr. Krupka is an officer or employee, or a former officer or employee of the Company.

Committees and Meetings of the Board of Directors

   During the year ended June 30, 2001, the Board of Directors met four times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and committees of the Board on which he served.

   The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee reports to the Board regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting controls. The Audit Committee, which is required to consist of a majority of directors not otherwise affiliated with ICS, consists of Henry Boreen, John Howard and Nam Suh. During the year ended June 30, 2001, the Audit Committee met four times. The Compensation Committee reviews and makes recommendations to the Board regarding our compensation policies and all forms of compensation to be provided to our executive officers. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all of our other employees. The Compensation Committee, which is required to consist of at least two non-employee directors (as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act")), consists of John Howard and Michael Krupka. During the year ended June 30, 2001, the Compensation Committee met four times.

                             EXECUTIVE COMPENSATION

   The following table sets forth for the fiscal years ended June 30, 2001, July 1, 2000 and July 3, 1999, the compensation paid by the Company to those persons who were at any time during the last completed fiscal year, the Company's Chief Executive Officer, and its next most highly compensated executive officer(s) whose total annual salary and bonus was in excess of $100,000 for the last completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                                     Annual      Long Term Compensation
                                  Compensation           Awards
                                 --------------- -----------------------
                                                 Restricted  Securities
                                                   Stock     Underlying   All Other
   Name and Principal     Fiscal Salary   Bonus   Award(s)  Options/SARs Compensation
        Position           Year    ($)   ($)(1)     ($)         (#)         ($)(2)
   ------------------     ------ ------- ------- ---------- ------------ ------------
Hock E. Tan(3)..........   2001  279,923 281,250    --          75,000      63,483
CEO, President and         2000  262,556 252,000    --          84,710      57,897
Director (since May
 1999)                     1999  232,565  70,560    --       1,230,580       5,254

Justine F. Lien(4)......   2001  179,231  97,370    --             --       26,051
Chief Financial Officer    2000  149,172 112,278    --             --       26,855
(since May 1999)           1999  103,931  39,403    --         522,107       5,497


Lewis C. Eggebrecht.....   2001  207,056 126,751    --             --       38,588
Vice President and Chief   2000  195,618 105,483    --             --       37,343
Scientist                  1999  180,560  80,490    --         698,450       4,275

Dinh Bui................   2001  184,231 233,656    --          50,000       7,792
Vice President             2000  182,117 161,539    --          93,181       5,991
                           1999   13,508 112,500    --         203,304          51

Dennis VanDalsen........   2001  174,615  98,943    --             --       12,651
Vice President             2000  167,116  85,863    --          50,826      10,974
                           1999  134,768  35,141    --         237,188       6,854

--------
(1) Includes cash bonuses for services rendered in the applicable fiscal year.
(2) Includes amounts contributed by the Company (i) under the Company's 401(k) Plan as follows: Mr. Tan--$11,936 for 2001, $6,350 for 2000 and $4,750 for
    1999; Ms. Lien--$5,617 for 2001, $6,522 for 2000 and $5,245 for 1999; Mr.
    Eggebrecht--$8,129 for 2001, $6,897 for 2000 and $3,821 for 1999; Mr. Bui--
    $7,326 for 2001 and $5,550 for 2000; Mr. VanDalsen--$8,214 for 2001, $6,550
    for 2000 and $6,488 for 1999; (ii) for premiums for a life insurance policy as follows: Mr. Tan--$504 for 2001, $504 for 2000 and $504 for 1999; Ms.
    Lien--$454 for 2001, $353 for 2000 and $252 for 1999; Mr. Eggebrecht $489
    for 2001, $476 for 2000 and $454 for 1999; Mr. Bui--$466 for 2001, $441 for
    2000 and $51 for 1999; Mr. VanDalsen--$441 for 2001, $428 for 2000 and $366
    for 1999; (iii) for deferred compensation agreements as follows: Mr. Tan-- $51,043 for 2001 and $51,043 for 2000, Ms. Lien--$19,980 for 2001 and
    $19,980 for 2000; Mr. Eggebrecht--$29,970 for 2001 and $29,970 for 2000;
    Mr. VanDalsen--$3,996 for 2001 and $3,996 for 2000.
(3) Mr. Tan was appointed Chief Executive Officer and President at the close of the recapitalization on May 11, 1999.
(4) Ms. Lien was appointed Chief Financial Officer and Vice President at the close of the recapitalization on May 11, 1999.

   The following table sets forth the option grants during the fiscal year ended June 30, 2001 for the individuals named in the Summary Compensation Table.

                           SUMMARY COMPENSATION TABLE

                                                                                    Potential
                                                                                Realizable Value
                                                                                at Assumed Annual
                                                                                 Rates of Stock
                                                                                      Price
                                                                                Appreciation for
                            Individual Grants                                    Option Term(1)
                         -----------------------                                -----------------
                                   % of Total                 Grant
                                 Options Granted Exercise Or  Date
                         Options to Employees In Base Price  Market  Expiration
  Name                   Granted   Fiscal Year     ($/Sh)     Price     Date    5% ($)   10% ($)
  ----                   ------- --------------- ----------- ------- ---------- ------- ---------
Hock E. Tan............. 75,000       7.24%        17.0625   17.0625  08/09/10  804,789 2,039,492
Justine F. Lien.........    --         --              --        --        --       --        --
Lewis C. Eggebrecht.....    --         --              --        --        --       --        --
Dinh Bui................ 50,000       4.83%        11.0625   11.0625  10/16/10  347,857   881,539
Dennis VanDalsen........    --         --              --        --        --       --        --

   The following table sets forth-aggregate option exercises during the fiscal year ended June 30, 2001 and option values for the individuals named in the Summary Compensation Table.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                     Number of Securities       Value of
                                                    Underlying Unexercised Unexercised In-the-
                                                    Options At Fiscal Year  Money Options at
                                                           End (#)             FY-End ($)
                                           Value    ---------------------- -------------------
                         Shares Acquired  Realized       Exercisable/         Exercisable/
  Name                   on Exercise (#)    ($)         Unexercisable         Unexercisable
  ----                   --------------- ---------- ---------------------- -------------------
Hock E. Tan.............      50,000     $  838,964    431,028/519,728     7,908,546/8,365,459
Justine F. Lien.........      55,000     $  947,700    145,208/169,421     2,645,468/3,139,212
Lewis C. Eggebrecht.....     100,591     $1,686,801    157,366/211,776     2,869,588/3,924,012
Dinh Bui................      22,242     $  364,718    102,705/221,538     1,878,070/3,546,542
Dennis VanDalsen........         --             --     114,358/139,772     2,111,898/2,568,695

Compensation of Directors

   The Company reimburses members of the Board of Directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. In addition, the Company may compensate independent members of the Board of Directors for services provided in such capacity.

Executive Employment Agreement

   In August 2000, we entered into an addendum to the employment agreement with Hock E. Tan, as CEO and President with a base salary of $275,000 per year. In addition to his salary, Mr. Tan is eligible to earn an annual bonus of up to 150% of his base salary based upon our attaining certain performance targets established annually by the Board of Directors. During his term of employment, Bain Capital has agreed to nominate and vote for Mr. Tan to serve as a member of the Board of Directors. Mr. Tan's employment agreement may be terminated either by Mr. Tan's resignation or by the Company, with, or without cause. In the event the employment agreement is terminated without cause, or Mr. Tan resigns for good reason, the Company is required to make severance payments to Mr. Tan in the amount of 125% of his then current base salary, plus any bonus earned but unpaid (such bonus being prorated if Mr. Tan is terminated prior to the last day of the fiscal year) and health benefits. The foregoing severance payments are required to be made until the later of (i) twelve months following the termination or (ii) the third anniversary of the employment agreement.

Deferred Compensation Arrangements

   As part of the recapitalization in May 1999, the Company entered into deferred compensation arrangements with certain members of our senior management team, with expiration dates of May 11, 2009. On the date of the initial public offering in May 2000, the executives received 50% of the benefit under these arrangements, and the remaining 50% was paid on the first anniversary of the offering in May 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's executive officers, directors and greater than 10% shareholders ("Reporting Persons") to file reports of ownership (on Form 3) and periodic changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission. Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of Reporting Persons that no other reports were required to be filed, during the fiscal year ended June 30, 2001, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Company's compensation program includes short and long-term incentives designed to attract, motivate and retain highly qualified executives who will effectively manage the Company and maximize shareholder value. The Board believes that executive officer compensation, including that of the Chief Executive Officer, should be significantly influenced by Company performance.

   The Company's compensation package for its executive officers consists of base salary and variable incentive compensation, consisting of two parts: a short-term cash bonus and long-term stock options. The variable portion of the compensation package is directly linked to Company performance. In setting total compensation, individual and Company performance are considered, as well as compensation survey data and other publicly available data of companies considered to be peers of the Company in the semiconductor industry.

   The Board has established a comprehensive annual salary plan and policy for the Company's senior executives. The salary plan was based upon industry and peer group data, as well as the past performance and expected future contributions of the individual executives. The Board also determined the base salary of the Chief Executive Officer based upon similar competitive compensation data and the Committee's assessment of their performance and its expectation as to their future contributions in leading the Company.

   The Company uses a system of "management by objectives" ("MBOs") to determine cash bonuses. Under the Company's bonus plan, all employees, including executive officers, are eligible to receive cash bonuses based upon a combination of (i) the Company achieving revenue and earnings objectives, (ii) the employee's business unit achieving its specific business and financial objectives, and (iii) the employee meeting specified performance objectives. Each employee has a target bonus, expressed in terms of a percentage of base salary, which is dependent upon his or her position with the Company. For the fiscal year ending June 30, 2001, the bonus plan provided for target bonuses ranging from 10% to 75% of base salary. The target bonus for the Chief Executive Officer was 75%. This was based on the above objectives, including financial performance of the Company during the previous fiscal year. Based upon achievement of the aforementioned criteria bonuses are determined and paid semi-annually. In addition to the target bonuses, discretionary bonuses may be determined and paid to certain senior managers and sales executives on a quarterly basis. The Board relied on the above data and its assessment of individual performance and achievement of business unit and Company results to objectives, and it exercises subjective judgment and discretion in light of this information and the Company's compensation policies described above to determine base salaries and bonuses.

   Beginning in May 1999, Mr. Hock Tan began serving as President and Chief Executive Officer of the Company. In August 2000, the Company entered into an addendum to the employment agreement with Hock E. Tan, as CEO and President with a base salary of $275,000 per year. In addition to his salary, Mr. Tan is eligible to earn an annual bonus of up to 150% of his base salary based upon the Company attaining certain performance targets established annually by the Board of Directors. During his term of employment, Bain Capital has agreed to nominate and vote for Mr. Tan to serve as a member of the board of directors.

   Stock options are granted to employees, including the Chief Executive Officer, primarily based upon the employee's ability to impact the Company's long-term growth and profitability. Options typically vest over four years and are exercisable at fair market value on the date of grant. Since the value of an option bears a direct relationship to the Company's stock price it is an effective incentive for management to create value for shareholders. The Board therefore views stock options as a critical component of its long-term, performance-based compensation philosophy. As with the determination of base salaries and bonuses, the Committee relies on data of companies in the semiconductor industry, its assessment of individual's, the business unit's and Company's performance and the stock options grants previously made, and exercises subjective judgment and discretion after careful consideration of this information and the Company's general policies. Executive officers may also participate, along with other Company employees, in the Company's 401(k) Plan, which includes Company matching contributions.

   To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Board considers the anticipated tax treatment to the Company and to the executives of various compensation. Some types of compensation and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further interpretations of and changes in the tax laws also affect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Board's control, the Board intends to limit executive compensation in ordinary circumstances to that deductible under Section 162(m) of the Internal Revenue Code of 1986. In doing so, the Board may utilize alternatives (such as deferring compensation) for qualifying executive compensation for deductibility.

                                          Michael A. Krupka
                                          John D. Howard

                                AUDIT COMMITTEE

   In May, 2000, the Board of Directors and the Audit Committee unanimously adopted a new Audit Committee Charter outlining the responsibilities and duties of the Audit Committee. A copy of the new Audit Committee Charter is included as Appendix A to this Proxy Statement.

   The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended June 30, 2001.

   The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

   The Audit Committee has also received written disclosures from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

   Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

   Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq.

                                          Henry I. Boreen
                                          John D. Howard
                                          Nam P. Suh

Stock Performance Chart

   The following Stock Performance Chart compares the Company's cumulative total shareholder return on its Common Stock for the period from May 23, 2000 to June 30, 2001, with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and Philadelphia Semiconductor Index. The comparison assumes $100 was invested on May 23, 2000 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                                    [CHART]

                COMPARISON OF 13 MONTH CUMULATIVE TOTAL RETURN*
                    AMONG INTEGRATED CIRCUIT SYSTEMS, INC.
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE PHILADELPHIA SEMICONDUCTOR INDEX

                      INTEGRATED          NASDAQ
                       CIRCUIT             STOCK
                       SYSTEMS,           MARKET           PHILADELPHIA
                         INC.             (U.S.)          SEMICONDUCTOR
5/23/2000                100              100                  100
6/00                     142.71           126.27               120.42
6/1/2001                 160               68.45                58.36

*$100 INVESTED ON 5/23/00 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING JUNE 30.

Security Ownership Of Certain Beneficial Owners And Management

   The following table sets forth certain information with respect to the approximate beneficial ownership of: (i) each class of its equity securities by each person who is known by the Company to own more than 5% of the Company's outstanding voting securities and (ii) each class of its equity securities by each of its directors and executive officers and all of the directors and executive officers as a group, in each case as of September 19, 2001. Unless otherwise noted, to our knowledge, each of the following shareholders has sole voting and investment power as to the shares shown:

                                                          Shares Beneficially
                                                                 owned
                                                        ------------------------
                                                        Number of  Percentage of
    Name and Address                                      Shares       Class
    ----------------                                    ---------- -------------
Principal Shareholders:
Bain Capital Funds(1).................................. 10,773,293     16.0%
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, Massachusetts 02116

Bear, Stearns & Co. Inc. ..............................  2,228,882      3.3%
 245 Park Avenue
 New York, New York 10167

Intel Corporation......................................          0        *
 2200 Mission College Boulevard
 Santa Clara, CA 95052

Directors and Executive Officers:
Hock E. Tan(2).........................................    946,211      1.4%
Justine F. Lien(3).....................................    247,689       .4%
Lewis C. Eggebrecht(4).................................    281,087       .4%
Nam P. Suh(5)..........................................      8,000        *
David Dominik(6).......................................  2,851,077      4.2%
Michael A. Krupka(6)...................................  2,851,077      4.2%
Prescott Ashe(7).......................................  2,851,077      4.2%
John Howard(8).........................................  2,228,882      3.3%
Directors and Executive Officers
 as a group (7 persons)................................  6,562,946      9.7%

--------
 * Represents less than 1%.
(1) Includes shares of common stock owned by Bain Capital Fund VI, L.P. ("Fund VI"), BCIP Associates II ("BCIP II"), BCIP Trust Associates II ("BCIP Trust II"), BCIP Associates II-B ("BCIP II-B"), BCIP Trust Associates II-B ("BCIP Trust II-B"), BCIP Associates II-C ("BCIP II-C" and, collectively with BCIP II, BCIP Trust II, BCIP Trust II-B and BCIP II-B, the "BCIPs"), and PEP Investment PTY Ltd. ("PEP"). The BCIPs, PEP and Fund VI are collectively referred to as the "Bain Capital Funds."
(2) Includes 449,778 shares of common stock issuable upon exercise of options.
(3) Includes 95,208 shares of common stock issuable upon exercise of options.
(4) Includes 52,366 shares of common stock issuable upon exercise of options.
(5) Includes 8,000 shares of common stock issuable upon exercise of options.
(6) Mr. Krupka is a Managing Director of Bain Capital, Inc., which is the managing general partner of each of the BCIPs and has voting and investment power with respect to the shares owned by PEP. In addition, (i) Messrs. Krupka and Dominik (or affiliated entities) are general partners of BCIP Trust II, BCIP Trust II-B, BCIP II and/or BCIP II-B, and (ii) Bain Investors VI is a general partner of BCIP II-C. Accordingly, each of Mr. Krupka and Mr. Dominik may be deemed to beneficially own some or all of the shares owned by the Bain Capital Funds. Each of Mr. Krupka and Mr. Dominik disclaims beneficial ownership of any such shares.
(7) Mr. Ashe (or an affiliated entity) is a principal of Bain Capital, Inc. and is a general partner of BCIP Trust II, BCIP Trust II-B, BCIP II and/or BCIP II-B. Accordingly, Mr. Ashe may be deemed to beneficially own some or all of the shares owned by BCIP II, BCIP II-B, BCIP Trust and BCIP Trust II-B. Mr. Ashe disclaims beneficial ownership of any shares.
(8) Mr. Howard is a Senior Managing Director of Bear, Stearns & Co. Inc. Accordingly, Mr. Howard may be deemed to beneficially own some or all of the shares owned by The Bear Stearns Companies Inc. Mr. Howard disclaims beneficial ownership of any such shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Executive Officers

   On May 11, 1999, certain members of the management team entered into stock purchase agreements. In exchange for the purchase of Class A common shares and Class L common shares, the executives delivered to us a promissory note. The notes accrue interest at 8% per annum and mature on May 11, 2006. The executives may prepay the notes at any time, in full or in increments of $1,000. If the executives receive a bonus from us, the executives have the obligation to prepay their notes in an amount equal to 50% of the amount of such bonus, net of the amount of any customary withholding taxes and such amount paid to us. The total amount outstanding as of June 30, 2001 was $200,000, all of which was owed by Mr. Tan.

Orders Placed with Affiliate of Major Shareholders

   Investment funds associated with Bain Capital are also shareholders of ChipPAC, Inc., one of our production vendors. Our orders to ChipPAC totaled approximately $6.0 million for fiscal year 2001 and $3.5 million in fiscal year 2000 and were on market terms. We did not make any purchases from ChipPAC prior to fiscal year 2000.

                             SHAREHOLDER PROPOSALS

   In order for a nomination for the election of a director or any other proposal to be presented by any shareholder at the Company's 2002 Annual Meeting of Shareholders, notice of the nomination or other proposal, together with the additional information required by the Company's By-laws, must be delivered by the shareholder to the Secretary of the Company at its principal executive offices not less than 60 days and not more than 90 days before the date of the meeting and, in the case of a proposal, the proposal must be an appropriate subject for shareholder action under applicable law. If the Company announces the date of the 2002 Annual Meeting of Shareholders less than 70 days before the meeting, then the notice and other information concerning director nominations and shareholder proposals shall be required to be delivered by the shareholder to the Secretary of the Company no later than 10 days following the Company's announcement of the meeting date. In the event that the Company receives, within the time frame set forth above, notice of a shareholder proposal which is not included in the Company's proxy materials for the 2002 Annual Meeting of Shareholders, then so long as the Company includes in its proxy statement for that meeting advice on the nature of the matter and how the named proxyholders intend to vote the shares for which they have received discretionary authority, such proxyholders may exercise discretionary authority with respect to such proposal, except to the extent limited by the SEC's rules governing shareholder proposals. In order for a shareholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal executive offices not later than June 6, 2002.

                              INDEPENDENT AUDITORS

   The firm of PricewaterhouseCoopers LLP has been appointed as the Company's independent auditors for the fiscal year ending June 29, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and available to respond to appropriate questions.

                                 OTHER MATTERS

   Management knows of no matters other than those listed in the attached Notice of the Annual Meeting that are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.

                                          By Order of the Board of Directors,

                                          /s/ Justine Lien
                                          Justine Lien
                                          Chief Financial Officer and
                                           Corporate Secretary

Norristown, Pennsylvania,
October 4, 2001

                                   Appendix A
                            Audit Committee Charter

                        INTEGRATED CIRCUIT SYSTEMS, INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                              Adopted May 22, 2000

Purpose

   The Audit Committee is appointed by the Board of Directors (the "Board") of Integrated Circuit Systems, Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary functions are to:

  . monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

  . monitor the independence and performance of the Company's independent auditors and internal auditing department; and

  . provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board.

   The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors, as well as any person working at the Company. The Audit Committee has the ability to retain, at the Company's request, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

Composition

   Audit Committee members shall be appointed by the Board and shall meet the requirements of the Nasdaq National Market. The Audit Committee shall be initially comprised of two or more directors, as determined by the Board. No later than June 14, 2001, the Audit Committee shall be comprised of three or more directors, as determined by the Board. Each of the members of the Audit Committee shall be independent non-executive directors, free from any relationship that, in the judgment of the Board, would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have, in the judgment of the Board, accounting or related financial management expertise.

   The Audit Committee shall meet with such frequency as the Audit Committee determines necessary or appropriate.

Responsibilities and Duties

   The Audit Committee shall exercise the following powers and duties with respect to the Company and, unless otherwise specified, any of its direct or indirect subsidiaries:

 Review

 . Review and reassess the adequacy of this charter at least annually. Submit any proposed changes to this charter to the Board.

 . Discuss with management and independent auditors any significant issues regarding accounting principles, practices and judgments applicable to the Company's quarterly and annual financial statements prior to such financial statements being filed with the SEC. Included should be a discussion of any items required to be communicated by the independent auditors in accordance with SAS 61.

 . In consultation with the management, the independent auditor and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department, together with management's responses.

 Independent Auditors

 . The independent auditors are ultimately accountable to the Audit Committee and the Board. On an annual basis, the Audit Committee shall review the independence and performance of the independent auditors and recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. In connection with such review, the Audit Committee shall cause the auditors to provide a report that discloses all of the relationships with the Company that the auditor believes may impact independence and objectivity.

 . Approve the fees and other significant compensation to be paid to the independent auditors.

 . Review the independent auditors' audit plan, including the scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

 . Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in financial reporting.

 Internal Audit Department

 . Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

 . Review significant reports prepared or presented by the internal audit department, together with management's response and follow-up to these reports.

 Other Audit Committee Responsibilities

 .  Annually prepare a report to shareholders as required by the SEC.

 . Recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K, as required by the SEC.

 . Perform any other activities consistent with this charter, the Company's bylaws and governing law as the Audit Committee or the Board deems necessary or appropriate.

 . Periodically report to the Board on significant results of the foregoing activities.

                        INTEGRATED CIRCUIT SYSTEMS, INC.
                                      PROXY
                  Solicited on behalf of the Board of Directors

     The undersigned hereby appoints Hock E. Tan and Justine F. Lien, and each of them, as proxies with full power of substitution, to vote all shares of common stock which the undersigned has power to vote at the Annual Meeting of Shareholders of Integrated Circuit Systems, Inc. to be held at 10:00 a.m. EST on October 30, 2001, and at any adjournment or postponement thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares.

     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEM 1, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     The Directors recommend a vote "FOR" item 1.

1. ELECTION OF CLASS I DIRECTORS FOR A THREE-YEAR TERM: HENRY I. BOREEN, DAVID DOMINIK AND PRESCOTT ASHE:
     [_]  FOR all listed nominees
     [_]  WITHHOLD AUTHORITY to vote for all listed nominees
     [_]  LISTED NOMINEES except the following

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
     THE NAME OF SUCH NOMINEE(S) IN THE SPACE PROVIDED BELOW.)

 ------------------------------------------------------------------------------
                     (Please date and sign on reverse side)

(Continued from other side)

PLEASE INDICATE WHETHER YOU WILL ATTEND THE ANNUAL MEETING OF SHAREHOLDERS ON OCTOBER 30, 2001.

I [_] plan / [_] do not plan to attend the Annual Meeting.

     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING. IF SIGNER IS A CORPORATION, PLEASE SIGN FULL NAME BY DULY AUTHORIZED OFFICER.

                                       Dated:

                                       Signature

                                       (Shareholders Sign Here)

                             PLEASE RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE